UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

BUSCAR COMPANY
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-174872	27-3191889
(Commission File No.)	(IRS Employer Identification No.)

111 Ahmadi Crescent, Bedford Nova Scotia Canada
(Address of principal executive offices) (zip code)

(902) 802-8847
(Registrant’s telephone number, including area code)

Buscar Oil, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into A Material Definitive Agreement

On June 19, 2015, the Company completed the acquisition of Feitlebaum, Inc.

Item 3.02 Unregistered Issuance of Equity Securities

As part of the acquisition of Feitlebaum, Inc. the Company issued 10,000,000 shares of newly created Series B Preferred Stock. Each share of the Series B shall include voting rights equal to 400 votes per share.

Item 5.01 Change of Control of Registrant

On June 19, 2015, Troy Grant transferred 65,000,000 shares of common stock to Anastasia Shishova and the Company issued 10,000,000 shares of Series B Preferred Stock to Ms. Shishova. These actions resulted in a change of control of the entity.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2015, the Company accepted the resignation of Troy Grant as an officer and director of the Company. Anastasia Shishova was appointed as the Company’s sole officer and director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Company modified its Articles of Incorporation as follows:

(a)	rename the previously issued preferred stock as Series A Preferred Stock
(b)	reduce voting rights of the Series A Preferred to zero
(c)	that the Series A Preferred may only be converted upon approval of the board of directors
(d)	creation of new Series B Preferred with voting rights of 400 for each share

2

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Buscar Company

Dated: June 19, 2015	By:	/s/ Troy Grant
Troy Grant
CEO